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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Alderwoods Group, Inc.

We consent to the incorporation by reference in the Registration Statements No. 333-85466 and No. 333-85474 on Form S-8 and the Registration Statement No. 333-85316 on Form S-3, of Alderwoods Group, Inc., of our report dated March 24, 2005, with respect to the consolidated balance sheets of Alderwoods Group, Inc. as at January 1, 2005, January 3, 2004 and December 28, 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the fifty-two weeks ended January 1, 2005, fifty-three weeks ended January 3, 2004 and the fifty-two weeks ended December 28, 2002, and the related financial statement schedule, which report appears in the January 1, 2005, annual report on Form 10-K of Alderwoods Group, Inc. Our report refers to a change to the method of accounting for the recognition of interests in variable interest entities and for insurance funded pre-need funeral contracts.

KPMG LLP (signed)

Vancouver, Canada
March 24, 2005

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Consent of Independent Registered Public Accounting Firm